                                                                   EXHIBIT 10.20
                                   AGREEMENT

     This Agreement (the "Agreement") is made and entered into the 19th day of June, 1995, by and between IKOS Systems, Inc., a Delaware corporation (the "Company"), and William B. Fazakerly (the "Employee").

     WHEREAS, the Company desires to continue to retain the services of the Employee in connection with the conduct of its business and the Employee is willing to continue to render such services, subject to receipt of the benefits described in this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth,the parties agrees as follows:

COMPENSATION AND EMPLOYMENT:  The Company agrees that Employee shall continue to
----------------------------
receive salary, vacation, sick leave, insurance, and health benefits as follows:

a.   Base salary of $168,000/year with annual review and appropriate raises.

b. An advance bonus of $36,000/year, payable in equal installments each pay period (every two weeks). This bonus will be offset dollar-for-dollar by profit sharing and other bonuses Employee would be eligible to receive each year. In the event Employee's profit sharing and other bonuses add up to less than the amount paid to Employee ($36K) on an annual basis (COLA and advance bonus for calendar 1995), then the difference will be forgiven at the end of the year. In the event Employee's profit sharing and other bonuses add up to more than the amount paid to Employee ($36K) on an annual basis (COLA and advance bonus for calendar 1995), then the difference will be paid to Employee at the time IKOS issues the appropriate bonus checks for the respective year.

c. Vacation, sick leave, insurance, and health benefits commensurate with the above base salary.

d. Any other compensation which is made available to all Company officers, as directed and approved by the CEO or the Board of Directors.

e.   Normal vesting of stock options.

Employee agrees to continue as a full-time employee of the Company, and to use best efforts to perform his job assignment (as hereinafter defined).

JOB ASSIGNMENT:  Employee's title will continue as Chief Technical Officer and
--------------
Director of Corporate Strategy. Employee will formulate corporate market and product strategy in response to industry developments and make appropriate recommendations to senior management. Employee will also present this strategy to customers, potential customers, investors, and market analysts. Near-term efforts will include definition of the Company's ASIC library strategy and definition of the Company's next generation product. Employee will report to the Company's CEO and will work closely with the senior staff and other employees in the pursuit of objectives. An outline of near-term tasks and objectives is contained in Exhibit A.

RELOCATION:  If at any time the Company and the employee mutually agree to
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Employee's relocation to Cupertino, California, the Company agrees to pay expenses incurred by Employee as a result of this relocation. These expenses will be limited to $20,000.

                                                                   EXHIBIT 10.20


SEVERANCE:  If (a) the Employee's employment with the Company is terminated
---------
without cause, or (b) Employee terminates his employment with the Company for cause (as hereinafter defined), Employee shall continue to receive salary, insurance, health benefits, and stock vesting as he would have received if he were continually employed by the Company for a period of six (6) months following the Date of Termination (as hereinafter defined). Such severance benefits will be discontinued if Employee is employed before the six-month period has elapsed.

Cause Defined:  For the purposes of termination by the Company, termination for
-------------
cause will include, but not be limited to, the following: (i) the continued neglect by Employee of his responsibilities and duties to the Company, (ii) any act of dishonesty or falsification of records by Employee relating to Employee's employment, (iii) conviction of Employee for any felony or a crime involving embezzlement or fraud, (iv) Employee's violation or failure to comply with any of the Company's reasonable rules and regulations, or (v) Employee's failure to serve less than forty (40) hours per week with the Company.

For the purposes of termination by Employee, termination for cause will include, but not be limited to, the following: (1) requirement for Employee to work at a location other than Waldwick New Jersey without Employee's consent, (ii) reduction in Employee's base salary, expenses, or benefits without Employee's consent, or (iii) alteration of Employee's job requirements or responsibilities without Employee's consent.

Date of termination:  For the purposes hereof, in the event the Company
-------------------
terminates Employee's employment with the Company, the Date of Termination shall be the date that Employee is notified, in writing, by the Company. In the event that the Employee terminates employment with the Company, the Date of Termination shall be the date Employee notifies the Company, in writing, that he is terminating his employment.

Waiver or Modification:  Any waiver, modification or amendment of any provision
----------------------
of this Agreement shall be effective only if in writing in a document that specifically refers to this Agreement and such document is signed by the parties against whom enforcement thereof is sought.

Entire Agreement:  This Agreement constitutes the full and complete
----------------
understanding and agreement of the parties hereto with respect to the subject matter covered herein and supersedes all prior oral and written understandings and agreements with respect thereto.

Severability:  If any provision of this Agreement is found to be unenforceable
------------
in any respect by a court of competent jurisdiction, such unenforceability shall not affect the remaining provisions of this Agreement, but this Agreement shall be construed as if such unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary so that the provision shall be enforceable. If it is not possible to so limit or modify such unenforceable provision, the Agreement shall be construed as if such unenforceable provision had never been contained herein and the parties will use their best efforts to substitute an enforceable provision which implements the purposes and intents and provides the same economic benefit to the parties as the unenforceable provision.

Notices:  Any notice to be given by either party hereunder shall be in writing
-------
and shall be deemed to have been duly given if delivered or mailed, certified or registered mail, postage prepaid, as follows: to the Company at: 19050 Pruneridge Avenue, Cupertino, CA 95014, attention: Chief Executive Officer, and to the Employee at his address as it appears on the payroll records of the Company, or to such other address as may be furnished to the other party by written notice.

                                                                   EXHIBIT 10.20

ARBITRATION:  Any controversy between the Company and Employee relating to this
-----------
Agreement shall be settled by arbitration pursuant to California Arbitration Act contained in Section 1280 through 1294.2 of the California Code of Civil Procedure.

GOVERNING LAW:  This Agreement shall be governed and construed in accordance
-------------
with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first above written.

IKOS Systems, Inc.



By:  /s/ Gerald S. Casilli
   ----------------------------
         Gerald S. Casilli
         Chairman and CEO



     /s/ William B. Fazakerly
   ----------------------------
         William B. Fazakerly

                                                                   EXHIBIT 10.20

                                   EXHIBIT A

                    SPECIFIC NEAR-TERM TASKS AND OBJECTIVES


 . Patent search and patent pursuit for Compiled Gate Accelerator.

 . Presentation and pursuit of customer partners for CGA.

 . Generation of User Guide/Objective Specification for CGA.

 . ASIC vendor programs - two vendors to sign-off by end of 1995.

 . Completion of VeriLib and UDP database specifications.

 . Tracking of VITAL standardization and adoption by vendors.

 . Positioning of IKOS' ASIC library strategy and program.

 . Technical support and strategy for sales to key ASIC customers.